As filed with the U.S. Securities and Exchange Commission on July 17, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CL WORKSHOP GROUP LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Avenida da Amizade no. 1287

Chong Fok Centro Comercial,
13 E

Macau S.A.R.

(+853) 2855-3594

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Tel: 212-947-7200

(Name, address, and telephone number of agent for service)

With a Copy to:

Zhaocong “Richard” Xu, Esq.

McLaughlin & Stern, LLP

260 Madison Avenue, 18th Floor

New York, NY 10016

Tel: (212) 448-1100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED July 17, 2026

PROSPECTUS

$200,000,000 of

American Depositary Shares

Each Representing Eight Class A Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

CL WORKSHOP GROUP LIMITED

This is an offering of securities of CL Workshop Group Limited, a British Virgin Islands (the “BVI”) holding company. We may, from time to time, in one or more offerings, offer and sell up to $200,000,000 of American depositary shares (the “ADSs”), each representing eight Class A ordinary shares of par value US$0.001 each (the “Class A Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refer, collectively, to the ADSs representing our Class A ordinary shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of the securities offered. The prospectus supplement and any related free writing prospectus may add, update, or change information in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

The ADSs representing our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “NWGL.” On July 14, 2026, the last reported sale price of the ADSs on the Nasdaq Capital Market was $0.2625 per ADS. The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates as of July 17, 2026, was approximately $4.279 million, which was calculated based on 39,492,471 Class A Ordinary Shares held by non-affiliates and the price per Class A Ordinary Share (based on $0.8669, the closing price of the ADSs on the Nasdaq Capital market on May 20, 2026). Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 11 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F for the fiscal year ended December 31, 2025 (the “2025 Annual Report”) incorporated herein by reference, in other periodic reports incorporated herein by reference, and in any applicable prospectus supplements.

We may offer and sell securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Our issued and outstanding share capital consists of Class A Ordinary Shares and Class B ordinary shares, par value US$0.001 per share (the “Class B Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each Class A Ordinary Share is entitled to one (1) vote at a meeting of members. Each Class B Ordinary Share is entitled to fifty (50) votes at a meeting of members. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances; while Class B Ordinary Shares shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into fully paid Class A Ordinary Shares on a one-to-one basis.

Ms. Liying Wang, our Director and Chief Executive Officer, through TUTU Business Services Limited, our controlling shareholder, which is owned as to 100% by Ms. Liying Wang, beneficially owns 92,932,850 Class B Ordinary Shares, representing 100% of our total issued and outstanding Class B Ordinary Shares and approximately 99.16% of the total voting power of our share capital as of the date of this prospectus. As a result, we are a “controlled company” as defined under the Nasdaq Stock Market Rules. As a “controlled company,” CL Workshop Group Limited is eligible to utilize certain exemptions from the corporate governance requirements of the Nasdaq Stock Market. CL Workshop Group Limited currently elects to not seek shareholders’ approval for the establishment of or any material amendments to its equity compensation plans, in lieu of the corporate governance requirements of Nasdaq Listing Rule 5635(c) with respect to shareholder approval. See “Prospectus Summary — Implications of Being a Controlled Company.” Additionally, Ms. Liying Wang is able to control CL Workshop Group Limited’s management and matters requiring an ordinary resolution of shareholders, including the appointment and removal of directors and approval of significant corporate transactions such as a change in control, merger, consolidation or sale of assets. For more information, please see “Risk Factors — Risks Related to Ownership of Our Securities — Our largest shareholder, Ms. Liying Wang, holds a majority of the voting power of the Company’s outstanding share capital, which will limit or preclude your ability to influence corporate matters” on page 11 of this prospectus.

We are an “emerging growth company” and a “foreign private issuer” as defined under applicable U.S. securities laws and are eligible for reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” and “Prospectus Summary—Implications of Being a Foreign Private Issuer” in this prospectus and the 2025 Annual Report.

CL Workshop Group Limited is not a Chinese operating company, but rather a holding company incorporated in the BVI. As a holding company with no material operations of its own, CL Workshop Group Limited conducts its operations mainly in Peru, France, Hong Kong and Macau, through its subsidiaries (collectively, the “Operating Subsidiaries”), being Swift Top Capital Resources Limited, Parquet Nature (France) S.A.R.L., Choi Chon Investment Company Limited, South American Wood S.A.C., Nature Carbon Sink Limited, Nature Carbon Peru S.A.C. and Foshan City Linjia Technology Company Limited. As such, CL Workshop Group Limited’s corporate structure involves unique risks to investors. Investors of CL Workshop Group Limited’s ADSs do not directly own any equity interests in the Operating Subsidiaries, but will instead own ADSs representing shares of a BVI holding company.

This structure involves unique risks to investors. See “Risk Factors” in this prospectus and Part I – Item 3 in the 2025 Annual Report for a discussion of risks facing the Company as a result of this structure. The Chinese regulatory authorities could intervene or influence the operations of the Operating Subsidiaries, which would likely result in a material change in CL Workshop Group Limited’s operations and/or a material change in the value of CL Workshop Group Limited’s ADSs. For details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in the 2025 Annual Report.

This holding company structure involves unique risks to investors, and you may never directly hold equity interests in the Operating Subsidiaries. We may be subject to unique risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to the cybersecurity review and regulatory review of issuance of the ADSs or continued listing of the ADSs on a foreign exchange. We are also subject to the risks of uncertainty about any future actions of the Chinese government or authorities in Hong Kong and Macau in this regard.

Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

●	could affect our operations;
●	could significantly limit or completely hinder our ability to continue our operations;
●	could hinder our ability to continue to offer securities to investors; and
●	may cause the value of the ADSs representing our Class A ordinary shares to significantly decline or be worthless.

The PRC legal system is based on written statutes and their legal interpretations by the Standing Committee of the National People’s Congress. Previous court decisions may be cited for reference but have limited precedential value. Since 1979, the PRC government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade.

The PRC legal system is constantly evolving and may change quickly with little advance notice, and the PRC government may promulgate new laws and regulations in the future that may cover operations in Hong Kong. If we are deemed not to comply with these requirements, we may be subject to fines and other administrative penalties imposed by relevant PRC authorities. Any change in foreign investment regulations, and other laws, regulations and policies in China or any punishment imposed or actions taken by the PRC government for our violation of such regulations or policies could result in a material change in our operations and/or the value of the securities we are registering for sale and could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors or cause the value of the ADSs to significantly decline or be worthless.

Any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

Specifically, on February 17, 2023, the CSRC issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines, which became effective on March 31, 2023 (the “Overseas Listing Regulations”). The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures with the CSRC. Based on our management’s internal assessment, we believe that as of the date of this prospectus, no effective laws or regulations in the PRC explicitly require us to seek approval from any other PRC governmental authorities for our overseas listing plan, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned overseas securities offering from the CSRC or any other PRC governmental authorities. However, there remain substantial uncertainties surrounding the enforcement thereof; we cannot assure you that, if required, we would be able to complete the filings and/or fully comply with the relevant new rules on a timely basis, if at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer the ADSs, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause the ADSs to significantly decline in value or become worthless.

Furthermore, as more stringent standards have been imposed by the U.S. Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (the “PCAOB”), CL Workshop Group Limited’s securities may be prohibited from trading if its auditor cannot be fully inspected by the PCAOB for two consecutive years. Pursuant to the Holding Foreign Companies Accountable Act (the “HFCA Act”) enacted in 2020, if the auditor of a U.S.-listed company’s financial statements is not subject to PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On December 23, 2022, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thereby reducing the time period for triggering the prohibition on trading.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included in the 2025 Annual Report incorporated by reference herein, is an auditor of publicly traded companies in the United States and a firm registered with the PCAOB, and is therefore subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess compliance with applicable professional standards. Our auditor has been inspected by the PCAOB on a regular basis, and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022.

On August 26, 2022, the PCAOB signed SOP Agreements with the China Securities Regulatory Commission and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. If trading in the ADSs is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist the ADSs and trading in the ADSs could be prohibited.

The legal and operational risks associated with operating in Mainland China also apply to our operations in Hong Kong and Macau, including that the PRC government has significant authority to intervene or influence our Operating Subsidiaries at any time, which could result in a material adverse change to our business, prospects, financial condition, and results of operations, and the value of our securities. Both Hong Kong and Macau were established as special administrative regions of the PRC in accordance with Article 31 of the Constitution of the PRC. Pursuant to the Basic Law, which was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between mainland China and Hong Kong or Macau, or the applicable laws, regulations, or interpretations change, our Operating Subsidiaries may become subject to PRC laws or authorities. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in the 2025 Annual Report.

As of the date of this prospectus, the Operating Subsidiaries have received from the relevant authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted by them, and no such permission or approval has been denied. As of the date of this prospectus, neither CL Workshop Group Limited nor any of the Operating Subsidiaries is required to obtain any license, permission, or approval from authorities of Mainland China to operate our business. If we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to governmental investigations, fines, penalties, orders to suspend operations and rectify any non-compliance, or prohibitions from conducting certain business or any financing, which could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

For details on the above-mentioned matters, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in the 2025 Annual Report. As advised by CL Workshop Group Limited’s BVI counsel, Ogier, and its PRC legal counsel, Guangdong Jishi Furen Law Firm, as of the date of this prospectus, neither CL Workshop Group Limited nor any of the Operating Subsidiaries is required to obtain any permission or approval from any PRC authorities or BVI authorities to maintain listing in the U.S. or to cause the depositary to issue ADSs representing CL Workshop Limited’s Class A ordinary shares to foreign investors.

Subject to the BVI Act and our memorandum and articles of association, as amended, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they determine if they are satisfied, on reasonable grounds, that immediately following the payment of such dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. We may provide funding to the Operating Subsidiaries through loans or capital contributions without restrictions on the amount of the funds. As a holding company, we may rely on dividends and other distributions on equity paid by the Operating Subsidiaries for our cash and financing requirements. As of the date of this prospectus, the Company and the Operating Subsidiaries have not distributed any earnings, nor do they have any plan to distribute earnings in the foreseeable future. None of the Operating Subsidiaries have made any dividends or distributions to the Company and the Company has not made any dividends or distributions to the Company’s shareholders or U.S. investors. The Company intends to keep any future earnings to finance business operations, and does not anticipate that any cash dividends will be paid in the foreseeable future. Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. In the future, cash proceeds raised from financings conducted outside of the BVI, including any offering pursuant to this prospectus and the applicable prospectus supplement, may be transferred by CL Workshop Group Limited to the Operating Subsidiaries via capital contribution or shareholder loans, as the case may be. See “Prospectus Summary — Transfer of Cash Through Our Organization” beginning on page 4 of this prospectus.

Currently, there are no restrictions on foreign exchange, nor limitations on CL Workshop Group Limited’s ability to transfer cash to or from the Operating Subsidiaries or to investors under applicable laws. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to the Operating Subsidiaries, to the extent CL Workshop Group Limited’s cash or assets are in Hong Kong or Macau, such funds or assets may not be available to fund operations or for other use outside of those jurisdictions due to interventions in or the imposition of restrictions and limitations on the Operating Subsidiaries’ ability to transfer funds or assets by the PRC government. CL Workshop Group Limited cannot assure you that the PRC government will not intervene or impose restrictions on CL Workshop Group Limited or the Operating Subsidiaries regarding the transfer or distribution of cash within the organization or to U.S. investors, which could result in an inability of or prohibition on the Operating Subsidiaries from making transfers or distributions to CL Workshop Group Limited or U.S. investors. Any limitation on the ability of the Operating Subsidiaries to pay dividends or make other distributions to CL Workshop Group Limited could materially and adversely limit CL Workshop Group Limited’s ability to grow, make investments or acquisitions that could be beneficial to its business, pay dividends, or otherwise fund and conduct its business. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in the 2025 Annual Report and the consolidated financial statements and the accompanying footnotes incorporated by reference into this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ●, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $200,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the matters. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” before investing in any of the securities offered.

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. The information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described under “Where You Can Find Additional Information.”

ii

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“2025 Annual Report” are to the Annual Report on Form 20-F for the year ended December 31, 2025 on file with the SEC;

●	“ADSs” are to American depositary shares, each of which represents eight of our Class A Ordinary Shares;

●	“BVI” are to the British Virgin Islands;

●	“BVI Act” are to BVI Business Companies Act, 2004 as amended from time to time;

●	“Class A Ordinary Shares” are to our class A ordinary shares, with par value of US$0.001 each, which carry 1 vote per share;

●	“Class B Ordinary Shares” are to our class B ordinary shares, with par value of US$0.001 each, which carry 50 votes per share;

●	“Hong Kong” are to the Hong Kong Special Administrative Region in the People’s Republic of China;

●	“IPO” are to the Company’s initial public offering which was consummated on September 14, 2023;

●	“Macau” are to the Macao Special Administrative Region in the People’s Republic of China;

●	“Operating Subsidiaries” are to Swift Top Capital Resources Limited, Parquet Nature (France) S.A.R.L., Choi Chon Investment Company Limited, South American Wood S.A.C., Nature Carbon Sink Limited, Nature Carbon Peru S.A.C. and Foshan City Linjia Technology Company Limited, each a subsidiary of our Company;

●	“Ordinary Shares” are to the ordinary shares of our Company, par value of $0.001 per share;

●	“Our Board” are to the board of Directors;

●	“our Company” are to CL Workshop Group Limited, the holding company incorporated in the BVI;

●	“our Group”, “the Group”, “we”, “us” and “our” are to our Company and its subsidiaries; where the discussions in the context relate to business operations and/or financial performance, then the terms “Company”, “we”, “us”, “our”, “our Company”, “our Group”, “the Group” and “our business” refer to the business operations and/or financial performance of the Operating Subsidiaries;

●	“our Director(s)” are to the director(s) of our Company;

●	“PRC” or “China” are to the People’s Republic of China, excluding Hong Kong, Macau and Taiwan for the purposes of this report only;

●	“RMB” or “Renminbi” are to the legal currency of China;

●	“$”, “USD”, “US$” or “U.S. dollars” are to the legal currency of the United States;

●	“HKD” or “HK$” are to the legal currency of Hong Kong; and

●	“EUR” are to the legal currency of the European Union.

iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

iv

Prospectus Summary

Overview

We are a forestry company. We trade a range of products, including logs, decking and flooring. We are committed to providing high-quality products to our customers consistently. Our goal is to become a leading player in the wood industry and provide sustainable and high-quality wood products at an affordable price to our customers.

Our products and services provide significant value for consumers, through our “NATU” brand. We also seek to maximize consumers’ access to our products and services through competitive pricing and regular evaluations of our pricing arrangements and contracts with our distributors.

Our customers include importers, retailers and processors located in China, Peru, France, Hong Kong, Belgium, the United States and South Asia.

Recent Developments

The following is a summary of certain recent developments in our business and corporate affairs since the date of our most recently filed annual report.

Bid Price Deficiency

On May 6, 2026, CL Workshop Group Limited received a letter from the Listings Qualifications Department of The Nasdaq Capital Market (“Nasdaq”) notifying the Company that the minimum closing bid price per ADS, was below US$1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). The Nasdaq notification letter does not result in the immediate delisting of the Company’s ADSs, and the ADSs will continue to trade uninterrupted under the symbol “NWGL.”

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has a compliance period of one hundred eighty (180) calendar days, or until November 2, 2026, to regain compliance with Nasdaq’s minimum bid price requirement. If at any time during the compliance period, the closing bid price per ADS of the Company’s ADSs is at least US$1.00 for a minimum of ten (10) consecutive business days, Nasdaq will provide the Company a written confirmation of compliance and the matter will be closed.

In the event the Company does not regain compliance by November 2, 2026, the Company may be eligible for an additional 180 calendar day grace period. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, including by effecting a reverse share split and/or changing the ratio of Class A Ordinary Shares to ADSs, if necessary. If the Company chooses to implement a reverse share split and/or change the ratio of Class A Ordinary Shares to ADSs, it must complete such action no later than ten (10) business days prior to November 2, 2026, or the expiration of the second compliance period if granted.

Change of Corporate Structure

On May 7, 2026, Swift Top Capital Resources Limited transferred its 96.67% shareholding in Choi Chon Investment Company Limited to Nature Carbon Sink Limited.

On June 30, 2026, Lucky Yield Limited sold its 49% shareholding in Rising Fame Trading Limited to Zhi He.

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On July 13, 2026, the Company established Grand Champion Trading Limited in Hong Kong, which is a wholly owned subsidiary of Lucky Yield Limited.

Private Placement

On July 14, 2026, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors for a private placement (the “Offering”) of 12,300,000 units (the “Units”) at a purchase price of US$0.20 per Unit. Each Unit consists of (i) one ADS, each representing eight Class A Ordinary Shares, and (ii) one warrant (the “Warrant”) to purchase three ADSs. The Warrants will become exercisable on the date that the resale registration statement is declared effective by the U.S. Securities and Exchange Commission and will expire one year thereafter. The Warrants will have an exercise price of US$0.25 per ADS and will be exercisable in accordance with their terms.

The aggregate gross proceeds of the Offering are expected to be approximately US$2.46 million, before deducting any offering expenses payable by the Company and excluding any proceeds that may be received by the Company upon exercise of the Warrants. If all Warrants are exercised for cash, the Company would receive additional gross proceeds of approximately US$9.225 million. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes. The Offering is expected to close subject to the satisfaction of customary closing conditions set forth in the Securities Purchase Agreement.

The securities to be issued in the Offering have not been registered under the Securities Act, or any state securities laws and are being offered and sold in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation S promulgated thereunder. Accordingly, the securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

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Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus.

The above holding company structure involves unique risks to investors, and you may never directly hold equity interests in the Operating Subsidiaries. You are specifically cautioned that, as we conduct our operations through the Operating Subsidiaries in Hong Kong, Macau, France, Peru and China, there are significant legal and operational risks associated with our operations, including risks related to the legal, political, and economic policies of the Chinese government, the relations between China and the United States, and applicable Chinese and United States regulations. These risks could result in a material change in our operations and/or cause the value of CL Workshop Group Limited’s ADSs to significantly decline or become worthless, and could affect CL Workshop Group Limited’s ability to offer or continue to offer securities to investors. Although we believe our operating structure is legal and permissible under applicable laws and regulations currently in effect, Chinese regulatory authorities could take a different position on the interpretation and enforcement of applicable laws and regulations and disallow our holding company structure, which would likely result in a material adverse change in our operations. We are aware that the PRC government has initiated a series of regulatory actions and issued statements to regulate business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

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Transfer of Cash Through Our Organization

As of the date of this prospectus, the Company and the Operating Subsidiaries have not distributed any earnings, nor do they have any plan to distribute earnings in the foreseeable future. None of the Operating Subsidiaries have made any dividends or distributions to the Company and the Company has not made any dividends or distributions to the Company’s shareholders or U.S. investors. The Company intends to keep any future earnings to finance business operations, and does not anticipate that any cash dividends will be paid in the foreseeable future.

If we decide to pay dividends on our Ordinary Shares in the future, as a holding company, we will be dependent on the receipt of funds from our Operating Subsidiaries by way of dividend payments made by them.

CL Workshop Group Limited is permitted under the laws of the BVI to provide funding to our Operating Subsidiaries through loans or capital contributions without restrictions on the amount of the funds. Currently, the Operating Subsidiaries are permitted under the laws of their respective jurisdictions of incorporation to provide funding to CL Workshop Group Limited through dividend distributions without restrictions on the amount of the funds.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects, and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Subject to the BVI Act and our memorandum and articles of association, our board of directors may authorize payment of a dividend to shareholders at such time and of such an amount as they determine if they are satisfied on reasonable grounds that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further BVI statutory restriction on the amount of funds which may be distributed by us by dividend.

Under BVI law and our memorandum and articles of association, dividends may be paid out of our profits or share premium account, provided that in no circumstances may a dividend be paid if this would result in CL Workshop Group Limited being unable to pay its debts as they fall due in the ordinary course of business. Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

CL Workshop Group Limited is a BVI exempted company, and the Operating Subsidiaries are incorporated in Hong Kong, Macau, France, Peru and China. Currently, there are no restrictions or limitations under the laws of Hong Kong or Macau on (i) foreign exchange or the conversion of local currencies into foreign currencies and the remittance of currencies out of those jurisdictions, (ii) the transfer of cash or other assets between CL Workshop Group Limited and any of the Operating Subsidiaries, across borders, or to U.S. investors, or (iii) the distribution of earnings from the Operating Subsidiaries to CL Workshop Group Limited or U.S. investors. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to our Operating Subsidiaries, to the extent our cash or assets are in Hong Kong, Macau or with an Operating Subsidiary, such funds or assets may not be available to fund operations or for other use outside of those jurisdictions due to interventions in or the imposition of restrictions and limitations on the Operating Subsidiaries’ ability to transfer funds or assets by the PRC government. We cannot assure you that the PRC government will not intervene or impose restrictions on the Operating Subsidiaries regarding the transfer or distribution of cash within the organization or to U.S. investors, which could result in an inability of or prohibition on the Operating Subsidiaries from making transfers or distributions to CL Workshop Group Limited or U.S. investors.

Each of the Operating Subsidiaries has established strict internal cash management policies, which stipulate, among other things, that (i) with respect to cash, the entity shall not hold more than a reasonable amount of cash on a single day and any excess cash shall be deposited into bank accounts, and (ii) with respect to bank accounts, including online banking, each entity maintains layered authorization for accessing and using bank accounts.

See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in the 2025 Annual Report.

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Recent Regulatory Developments in China

CL Workshop Group Limited is a holding company incorporated in the BVI, with its operations conducted through the Operating Subsidiaries in Hong Kong, Macau, France, Peru and China. CL Workshop Group Limited and its subsidiaries do not currently have a VIE structure in mainland China.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which is a national law of the PRC and serves as Hong Kong’s constitutional document. Pursuant to the Basic Law, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC which may be listed in Annex III shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication, under the principle of “one country, two systems.”

In light of China’s recent expansion of authority in Hong Kong and Macau, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in China can change quickly. If there is a significant change to current political arrangements between Mainland China and Hong Kong or Macau, CL Workshop Group Limited will be subject to uncertainty about any future actions of the PRC government or authorities in Hong Kong and Macau, and it is possible that all the legal and operational risks associated with being based in and having operations in the PRC may also apply to operations in Hong Kong and Macau in the future. There is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong or Macau in the future. The PRC government may intervene or influence CL Workshop Group Limited’s current and future operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like CL Workshop Group Limited. Such governmental actions, if and when they occur: (i) could significantly limit or completely hinder CL Workshop Group Limited’s ability to continue its operations; (ii) could significantly limit or hinder CL Workshop Group Limited’s ability to offer or continue to offer its ADSs to investors; and (iii) may cause the value of CL Workshop Group Limited’s ADSs to significantly decline or become worthless.

In recent years, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, in order to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On February 17, 2023, the CSRC issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines, which became effective on March 31, 2023 (the “Overseas Listing Regulations”). The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures with the CSRC, failing which we may be fined between RMB 1 million and RMB 10 million. Such overseas securities issuance and listing include direct and indirect issuance and listing. Where an enterprise, whose principal business activities are conducted in China, seeks to issue and list its shares in the name of an overseas entity, such practice is deemed as an indirect overseas issuance and listing in the meaning of the Overseas Listing Regulations. Among other things, if an overseas listed issuer intends to implement any offering in an overseas market, it should, through its major operating entity incorporated in the PRC, submit filing materials to the CSRC within three working days after the completion of the offering.

Based on our management’s internal assessment, we believe that as of the date of this prospectus, no effective laws or regulations in the PRC explicitly require us to seek approval from any other PRC governmental authorities for our overseas securities offering, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned overseas securities offering from the CSRC or any other PRC governmental authorities. We cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all. If we are subject to additional requirements that we obtain the approval or clearance from either the CSRC, the CAC or any other regulators in China for any offering conducted pursuant to this prospectus and any applicable prospectus supplement but fail to obtain such approval or clearance, we will not be able to pursue such offering any further.

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Further, as of the date of this prospectus, as advised by Guangdong Jishi Furen Law Firm, CL Workshop Group Limited’s PRC counsel, CL Workshop Group Limited believes it is not required to obtain permission from any PRC authorities to issue its ADSs to investors, including the CSRC or any other PRC governmental authority. However, as the Overseas Listing Regulations were recently promulgated and there exists uncertainty with respect to the implementation and interpretation thereof, it remains uncertain whether CL Workshop Group Limited’s offering and listing will be deemed as “indirect overseas offering and listing by companies in Mainland China” and subject to the filing procedures. See “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China” in the 2025 Annual Report.

On December 28, 2021, the CAC and other authorities of Mainland China promulgated the Cybersecurity Review Measures (the “CRM”), which took effect on February 15, 2022. Pursuant to the CRM, the purchase of network products and services by a critical information infrastructure operator (the “CIIO”) and the data processing activities carried out by online platform operators that affect or may affect national security shall be subject to cybersecurity review. In addition, an online platform operator that possesses the personal information of more than one million users and seeks to go public abroad shall apply to the Office of Cybersecurity Review for a cybersecurity review.

As advised by Guangdong Jishi Furen Law Firm, CL Workshop Group Limited’s PRC counsel, CL Workshop Group Limited does not believe it is obligated to apply for a cybersecurity review pursuant to the CRM, considering that (i) we do not collect or store any personal data (including certain personal information) from our individual end-users and we have not collected or stored personal information of more than one million individuals; (ii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying any of CL Workshop Group Limited’s subsidiaries as a CIIO or any of its systems as critical information infrastructure; and (iii) CL Workshop Group Limited has not received any notification of cybersecurity review from relevant PRC governmental authorities due to the impact or potential impact on national security. As a result, the likelihood of us being subject to the review of the CAC is remote.

The Operating Subsidiaries may collect and store certain data from their clients during their conduct of business. Given that (1) the Operating Subsidiaries are incorporated and located in Hong Kong, Macau, France, Peru and China; (2) as of the date of this prospectus, CL Workshop Group Limited does not have a VIE structure in Mainland China; and (3) pursuant to the Basic Law, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law, CL Workshop Group Limited does not currently expect the CRM, the PRC Personal Information Protection Law, the PRC Data Security Law, and the Overseas Listing Regulations to have a material impact on its business, operations, or an offering conducted pursuant to this prospectus and an applicable prospectus supplement.

Permission Required from Relevant Authorities

CL Workshop Group Limited has been advised by Ogier, its BVI counsel, and Guangdong Jishi Furen Law Firm, its PRC legal counsel, that based on their understanding of the current applicable laws, as of the date of this prospectus, neither CL Workshop Group Limited nor any of the Operating Subsidiaries is required to obtain any permission or approval from any PRC authorities or BVI authorities to maintain listing in the U.S. or to issue ADSs to foreign investors, including from the CSRC or the CAC, because (i) this offering is not an indirect offering and listing of securities in overseas markets as prescribed in the Overseas Listing Regulations and the CSRC has not, as of the date of this prospectus, issued any definitive rule or interpretation concerning whether offerings like ours pursuant to this prospectus are subject to the Overseas Listing Regulations; and (ii) the Operating Subsidiaries were established and operate in Hong Kong, Macau, France, Peru and China and are not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC.

As of the date of this prospectus, the Operating Subsidiaries have received from the relevant authorities all requisite licenses, permissions and approvals needed to engage in the businesses currently conducted by them, and no such permission or approval has been denied. As of the date of this prospectus, neither CL Workshop Group Limited nor any of the Operating Subsidiaries is required to obtain any license, permission or approval from authorities of Mainland China to operate our business.

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CL Workshop Group Limited has also been advised by Guangdong Jishi Furen Law Firm, its PRC legal counsel, that uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we were required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required, or we failed to receive or maintain any such permissions or approvals, our operations and our ability to offer or continue to offer securities to investors could be significantly limited or completely hindered, and the value of such securities could significantly decline or become worthless. In addition, if we do not receive or maintain our existing licenses, or we inadvertently conclude that governmental approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future and we fail to obtain such approval on a timely basis, we may be subject to governmental investigations, fines, penalties, orders to suspend operations and rectify any non-compliance, or prohibitions from conducting certain business or any financing, which could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause our securities to significantly decline in value or become worthless.

Recent PCAOB Developments

The ADSs representing our Class A ordinary shares may be prohibited from trading on a national exchange under the HFCA Act if the PCAOB is unable to inspect our auditors fully for two consecutive years. Pursuant to the HFCA Act, enacted in 2020, if the auditor of a U.S.-listed company’s financial statements is not subject to PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On December 23, 2022, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” was signed into law, which contained, among other things, a provision identical to the Accelerating Holding Foreign Companies Accountable Act that amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thereby reducing the period for triggering the trading prohibition. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, is an auditor of publicly traded companies in the United States and a firm registered with the PCAOB, and is therefore subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess compliance with applicable professional standards. WWC, P.C. has been inspected by the PCAOB on a regular basis.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCA Act. The report further identified, in Appendix A and Appendix B, the registered public accounting firms subject to the Mainland China determination and the Hong Kong determination, respectively. Our auditor, WWC, P.C., is headquartered in the United States and was not included in the report or listed under Appendix A or Appendix B.

On August 26, 2022, the PCAOB signed SOP Agreements with the China Securities Regulatory Commission and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control.

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For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in the 2025 Annual Report.

Summary of Risk Factors

Investing in CL Workshop Group Limited’s ADSs involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in CL Workshop Group Limited’s ADSs. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” beginning on page 11 of the 2025 Annual Report and in the section titled “Risk Factors” of this prospectus.

Risks Related to Our Business and Industry

Risks and uncertainties related to the Company’s business and industry include, without limitation, the following. For details of each of these bulleted risk factors, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry” under the same subheadings beginning on page 8 of the 2025 Annual Report.

●	Our revenues are sensitive to fluctuations of log price and selling price of our products in the forestry industry. (see page 1 of the 2025 Annual Report)

●	Our financial statements for the year ended December 31, 2025 contain an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. (see page 1 of the 2025 Annual Report)

●	We depend on certain major customers, and losing one or more of them could result in a material adverse impact on our financial performance and business prospects. (see page 1 of the 2025 Annual Report)

●	Our inability to obtain certificates from the FSC could reduce our future revenues. (see page 1 of the 2025 Annual Report)

●	The current global market fluctuations and economic downturn could materially and adversely affect our business, financial condition and results of operations. (see page 2 of the 2025 Annual Report)

●	We are subject to risks related to U.S. tariffs imposed on imports, which may lead to increased costs for our wood products, compressing our profit margins and causing potential disruptions in our supply chain. (see page 2 of the 2025 Annual Report)

●	We face competition from other companies in the forestry industry, including local and overseas competitors who also supply wood products to the market. (see page 2 of the 2025 Annual Report)

●	The forestry industry faces competition from solid wood substitutes, and preference for wood substitutes among manufacturers, construction companies and consumers could decrease demand for our products. (see page 3 of the 2025 Annual Report)

●	We are subject to certain risks relating to the delivery of our products, including reliance on third-party logistics service providers. (see page 3 of the 2025 Annual Report)

●	Disruption to the supply of raw materials or increase in raw material prices could materially and adversely affect our Group’s business, financial condition and results of operations. (see page 3 of the 2025 Annual Report)

●	Our networks and those of our third-party service providers may be vulnerable to cybersecurity risks. (see page 3 of the 2025 Annual Report)

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Risks Related to Doing Business in China

●	Due to the long arm provisions under the current PRC laws and regulations, if the Chinese government exercises any significant oversight and discretion over the conduct of our business and intervenes in or influences our operations, our operations and/or the value of the ADSs could be affected. The policies, regulations, rules, and the enforcement of laws of the Chinese government may also be changed or amended with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system could be uncertain. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” beginning on page 9 of the 2025 Annual Report.

●	The enactment of the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” beginning on page 9 of the 2025 Annual Report.

●	A downturn in Hong Kong, China or the global economy, and the economic and political policies of China could materially and adversely affect our business and financial condition. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” beginning on page 9 of the 2025 Annual Report.

●	The Hong Kong legal system embodies uncertainties which could limit the legal protections available to our Company. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” beginning on page 9 of the 2025 Annual Report.

●	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in China and other markets where the majority of our clients reside. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” beginning on page 9 of the 2025 Annual Report.

●	If we fail to comply with work safety or environmental regulations, we could be exposed to penalties, fines, suspensions or actions in other forms. (see page 8 of the 2025 Annual Report)

●	Increases in labor costs and enforcement of stricter labor laws and regulations in China and our additional payments of statutory employee benefits may adversely affect our business and profitability. (see page 8 of the 2025 Annual Report)

●	In the event that we rely on dividends and other distributions on equity paid by our PRC or Hong Kong subsidiaries to fund any cash and financing requirements, any limitation on the ability of our PRC or Hong Kong subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. (see page 5 of the 2025 Annual Report)

●	Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud. (see page 12 of the 2025 Annual Report)

●	CL Workshop Group Limited relies on dividends and other distributions on equity paid by its Operating Subsidiaries to fund any cash and financing requirements CL Workshop Group Limited may have, and any limitation on the ability of its Operating Subsidiaries to make payments to CL Workshop Group Limited could have a material adverse effect on our ability to conduct our business. Additionally, while currently there are no restrictions on foreign exchange, nor limitations on the ability of CL Workshop Group Limited to transfer cash to or from the Operating Subsidiaries or to investors under applicable laws, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to our Operating Subsidiaries, to the extent our cash or assets are in Hong Kong, Macau or with an Operating Subsidiary, such funds or assets may not be available to fund operations or for other use outside of those jurisdictions due to interventions in or the imposition of restrictions and limitations on the Operating Subsidiaries’ ability to transfer funds or assets by the PRC government. (see page 5 of the 2025 Annual Report)

Risks Related to the ADSs

●	An active trading market for the ADSs on Nasdaq might not develop or be sustained, their trading prices might fluctuate significantly and the liquidity of the ADSs would be materially affected. (see page 10 of the 2025 Annual Report)

●	We incurred increased costs as a result of being a public company, and will continue to incur increased costs particularly after we cease to qualify as an “emerging growth company.” (see page 10 of the 2025 Annual Report)

●	If we fail to meet applicable listing requirements, Nasdaq may delist the ADSs from trading, in which case the liquidity and market price of the ADSs could decline. (see page 11 of the 2025 Annual Report)

●	Volatility in the ADSs price may subject us to securities litigation. (see page 11 of the 2025 Annual Report)

●	The price and the trading volume of the ADSs may be volatile which could result in substantial losses for investors. (see page 11 of the 2025 Annual Report)

●	We are a “controlled company” within the meaning of Nasdaq rules and we will qualify for and may rely on exemptions from certain corporate governance requirements. (see page 12 of the 2025 Annual Report)

●	Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud. (see page 12 of the 2025 Annual Report)

●	We may not pay any dividends on the ADSs. (see page 13 of the 2025 Annual Report)

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Corporate Information

Our principal executive offices are located at Avenida da Amizade no. 1287, Chong Fok Centro Comercial, 13 E, Macau S.A.R. Our telephone number at this address is (+853) 2855-3594. Our registered office in the BVI is located at 4th Floor, Water’s Edge Building, Meridian Plaza, Road Town, Tortola, VG1110, British Virgin Islands.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

The SEC maintains a website at www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion or we issue more than US$1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country’s requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

We are a “controlled company” within the meaning of Nasdaq Stock Market Rules. As at the date of this prospectus, TUTU Business Services Limited, our controlling shareholder, which is owned as to 100% by Ms. Wang Liying, our Director and Chief Executive Officer, owns 92,932,850 Class B Ordinary Shares, representing 100% of our total issued and outstanding Class B Ordinary Shares and approximately 99.16% of the total voting power of our capital stock. As a result of the dual-class share structure and the concentration of ownership, Ms. Wang Liying, through TUTU Business Services Limited, will be able to control the management and affairs of our Company and all matters requiring shareholder approval, including without limitation, the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

Under the Nasdaq rules, a company of which more than 50% of the voting power with respect to the election of directors is held by an individual, a company or a group of persons acting together is a “controlled company” and may elect not to comply with certain stock exchange rules regarding corporate governance, including the following requirements:

–	that a majority of its board of directors consists of independent directors;

–	that its director nominees be selected or recommended for the board’s selection by a majority of the board’s independent directors in a vote in which only independent directors participate or by a nominating committee comprised solely of independent directors, in either case, with a formal written charter or board resolutions, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws; and

–	that its compensation committee is composed solely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

If we elect to be treated as a controlled company and use these exemptions, you may not have the same protections afforded to stockholders of companies that are subject to all of Nasdaq rules regarding corporate governance, which could make the ADSs less attractive to investors or otherwise harm our stock price.

See section titled “Risk Factors — Risks Relating to Our Securities and This Offering.”

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RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in this prospectus, in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report, which is incorporated in this prospectus by reference, together with any other information appearing or incorporated by reference in this prospectus and in any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of the ADSs could decline due to any of these risks, and you may lose all or part of your investment.

In addition, we are not a Chinese operating company but a BVI holding company. We have no material operations of our own and conduct all of our operations through the Operating Subsidiaries in Hong Kong, Macau, France, Peru and China. Investors are purchasing securities of the BVI holding company, and not of the Operating Subsidiaries. Investors may never directly hold equity interests in the Operating Subsidiaries. We hold 100% of the equity interests in the Operating Subsidiaries, and we do not use a VIE structure. Our holding company structure involves unique risks to investors. The Chinese regulatory authorities could disallow our holding company structure, which would likely result in a material change in our operations and/or a material change in the value of the ADSs and could cause the value of the ADSs to significantly decline or become worthless.

Risks Related to Ownership of Our Securities

If we are unable to continue to meet the listing requirements of Nasdaq, the ADSs will be delisted.

The ADSs representing our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “NWGL.” Continued listing of a security on The Nasdaq Capital Market is conditioned upon compliance with various continued listing standards. In particular, the requirements for The Nasdaq Capital Market impose a minimum $1.00 per ADS bid price requirement. On May 6, 2026, we received a letter from the Listings Qualifications Department of Nasdaq, notifying us that the minimum closing bid price per ADS, was below US$1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has a compliance period of one hundred eighty (180) calendar days, or until November 2, 2026, to regain compliance with Nasdaq’s minimum bid price requirement. If at any time during the compliance period, the closing bid price per ADS of the Company’s ADSs is at least US$1.00 for a minimum of ten (10) consecutive business days, Nasdaq will provide the Company a written confirmation of compliance and the matter will be closed.

If we are unable to achieve and maintain compliance with bid price requirement or such other listing requirements in the future, the ADSs could be delisted from Nasdaq. A delisting of the ADSs and our inability to list on another national securities market could negatively impact us by: (i) reducing the liquidity and market price of the ADSs; (ii) reducing the number of investors willing to hold or acquire the ADSs, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use certain registration statements to offer and sell freely tradable securities, thereby limiting our ability to access the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

If we are unable to achieve and maintain compliance with such listing standards or other Nasdaq listing requirements in the future, the ADSs could be delisted from Nasdaq. A delisting of the ADSs and our inability to list on another national securities market could negatively impact us by: (i) reducing the liquidity and market price of the ADSs; (ii) reducing the number of investors willing to hold or acquire the ADSs, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use certain registration statements to offer and sell freely tradable securities, thereby limiting our ability to access the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

Our largest shareholder, Ms. Liying Wang, holds a majority of the voting power of the Company’s outstanding share capital, which will limit or preclude your ability to influence corporate matters.

As of the date of this prospectus, Ms. Liying Wang, through TUTU Business Services Limited, our controlling shareholder, beneficially owns 92,932,850 Class B Ordinary Shares, representing 100% of our total issued and outstanding Class B Ordinary Shares and approximately 99.16% of the total voting power of our share capital. Therefore, Ms. Liying Wang is able to control all matters requiring approval by shareholders. Ms. Liying Wang’s interests may not be the same as or may even conflict with your interests. For example, she could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets, and might affect the prevailing market price of the ADSs due to investors’ perceptions that conflicts of interest may exist or arise. As a result, Ms. Liying Wang’s majority voting power over our outstanding share capital may not align with the best interests of our other shareholders.

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OFFER STATISTICS AND EXPECTED TIMETABLE

We may, from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $200,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

The following description of CL Workshop Group Limited’s share capital and provisions of its memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to CL Workshop Group Limited’s second amended and restated memorandum and articles of association as adopted by resolutions of members passed on December 16, 2025 and filed on December 22, 2025, which are referred to in this section as the “Second Amended and Restated Memorandum and Articles of Association.”

As of the date of this prospectus, CL Workshop Group Limited’s authorized share capital is US$8,000,000, divided into 8,000,000,000 ordinary shares of par value US$0.001 each, comprising (i) 7,520,000,000 Class A Ordinary Shares, par value US$0.001 each; and (ii) 480,000,000 Class B Ordinary Shares, par value US$0.001 each.

As of the date of this prospectus, CL Workshop Group Limited has issued and outstanding 132,425,321 ordinary shares, par value US$0.001 per share, comprising an aggregate of (i) 39,492,471 Class A Ordinary Shares and (ii) 92,932,850 Class B Ordinary Shares. Each Class A Ordinary Share entitles the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share entitles the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of the Company.

All of CL Workshop Group Limited’s Class A Ordinary Shares and Class B Ordinary Shares issued and outstanding as of the date of this prospectus are fully paid. Save and except for voting rights and conversion rights as set out in the Second Amended and Restated Memorandum and Articles of Association, the Class A Ordinary Shares and the Class B Ordinary Shares rank pari passu with one another and have the same rights, preferences, privileges and restrictions.

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Ordinary Shares

The following are summaries of certain provisions of the Second Amended and Restated Memorandum and Articles of Association that relate to the material terms of the Ordinary Shares. A copy of the Second Amended and Restated Memorandum and Articles of Association is filed as an exhibit to the registration statement of which this prospectus forms a part. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Second Amended and Restated Memorandum and Articles of Association.

Voting Rights. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders. Each Class A Ordinary Share entitles the holder thereof to one (1) vote on all matters subject to vote at general meetings of CL Workshop Group Limited, and each Class B Ordinary Share entitles the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of CL Workshop Group Limited.

Conversion. Each Class B Ordinary Share shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into one fully paid Class A Ordinary Share. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. In addition, upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a holder thereof to any person or entity which is not a designated person of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into Class A Ordinary Shares on a one-to-one basis. Pursuant to the Second Amended and Restated Memorandum and Articles of Association, designated person means TUTU Business Services Limited and Ms. Wang Liying.

Modification of Rights. Whenever the capital of CL Workshop Group Limited is divided into different classes, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not be deemed to be materially and adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by CL Workshop Group Limited.

The Second Amended and Restated Memorandum and Articles of Association

The Second Amended and Restated Memorandum and Articles of Association of CL Workshop Group Limited were adopted by resolutions of members passed on December 16, 2025 and filed on December 22, 2025. The following are summaries of material provisions of the Second Amended and Restated Memorandum and Articles of Association and of the BVI Act, insofar as they relate to the material terms of the Ordinary Shares. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Second Amended and Restated Memorandum and Articles of Association.

Objects of the Company. Under the second amended and restated memorandum of association, the objects of CL Workshop Group Limited are unrestricted, and CL Workshop Group Limited is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by the BVI Act.

Ordinary Shares. The Ordinary Shares are issued in registered form and are issued when registered in CL Workshop Group Limited’s register of members. CL Workshop Group Limited may not issue shares to bearer. CL Workshop Group Limited’s shareholders who are non-residents of the BVI may freely hold and vote their shares.

Dividends. The holders of the Ordinary Shares are entitled to such dividends as may be declared by the board of directors. The Second Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of CL Workshop Group Limited lawfully available therefor. Under the laws of the BVI, CL Workshop Group Limited may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid if this would result in CL Workshop Group Limited being unable to pay its debts as they fall due in the ordinary course of business.

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Voting Rights. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders. Each Class A Ordinary Share entitles the holder thereof to one (1) vote, and each Class B Ordinary Share entitles the holder thereof to fifty (50) votes, on all matters subject to vote at general meetings of CL Workshop Group Limited. Voting at any meeting of shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

●	at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

●	shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes cast by such shareholders as, being entitled to do so, vote at a general meeting of CL Workshop Group Limited, while a special resolution requires the affirmative vote of not less than two-thirds of the votes cast by such shareholders as, being entitled to do so, vote at a general meeting of CL Workshop Group Limited. A special resolution will be required for important matters such as a change of name, making changes to the memorandum and articles of association, a reduction of share capital and the winding up of CL Workshop Group Limited. The shareholders may, among other things, divide or combine their shares by ordinary resolutions.

General Meetings of Shareholders. As a BVI company, CL Workshop Group Limited is not obliged by the BVI Act to call shareholders’ annual general meetings. The second amended and restated memorandum and articles of association provide that CL Workshop Group Limited may (but shall not be obliged to) in each calendar year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by its directors. All general meetings may be held as a physical meeting at such times and in any part of the world, as a hybrid meeting or as a virtual meeting by means of communication facilities, as may be determined by the board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairman of the board of directors or by a majority of the board of directors. Advance notice of at least seven (7) days is required for the convening of any general meeting of the shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, shareholders holding shares which carry in aggregate (or representing by proxy) not less than 50% of the votes of the ordinary shares entitled to vote on the resolutions to be considered at the meeting.

The BVI Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting unless provided in a company’s articles of association. CL Workshop Group Limited’s second amended and restated memorandum and articles of association provide that a meeting of members shall be called by the board of directors upon the written request of shareholders holding not less than 30% of the voting rights in respect of the matter for which the meeting is requested.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of the shareholders may transfer all or any of his or her or its Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or any other form approved by the board of directors. Notwithstanding the foregoing, the Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of the Designated Stock Exchange. Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not a designated person of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into Class A Ordinary Shares on a one-to-one basis.

The board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which CL Workshop Group Limited has a lien. The board of directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as the directors may from time to time require is paid to us in respect thereof.

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If the directors refuse to register a transfer they shall, within two calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the Designated Stock Exchange Rules, be suspended and the register closed at such times and for such periods as the board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than thirty (30) calendar days in any calendar year.

Liquidation. On the winding up of CL Workshop Group Limited, if the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to CL Workshop Group Limited for unpaid calls or otherwise. If the assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by the shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. The board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least fourteen (14) days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. CL Workshop Group Limited may issue shares on terms that such shares are subject to redemption, at its option or at the option of the holders of these shares, on such terms and in such manner as may be determined by the board of directors and the BVI Act. CL Workshop Group Limited may also repurchase any of its shares on such terms and in such manner as have been approved by the board of directors. Under the BVI Act, the redemption or repurchase of any share may be paid out of CL Workshop Group Limited’s profits, or out of CL Workshop Group Limited’s share premium account, or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if CL Workshop Group Limited can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, CL Workshop Group Limited may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of CL Workshop Group Limited is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a Special Resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially and adversely varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. The second amended and restated memorandum and articles of association authorize the board of directors to issue additional Ordinary Shares from time to time as the board of directors shall determine, to the extent of available authorized but unissued shares.

The Second Amended and Restated Memorandum and Articles of Association also authorize the board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

The board of directors may issue preference shares without action by the shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records. Holders of the Ordinary Shares will have no general right under BVI law to inspect or obtain copies of the list of shareholders or the corporate records. However, the Second Amended and Restated Memorandum and Articles of Association provide the shareholders with the right to inspect the register of members without charge, and to receive the annual audited financial statements of CL Workshop Group Limited. See “Where You Can Find Additional Information.”

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Anti-Takeover Provisions. Some provisions of the Second Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of CL Workshop Group Limited or management that shareholders may consider favorable, including provisions that:

●	authorize the board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by the shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under BVI law, the directors may only exercise the rights and powers granted to them under the Second Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of CL Workshop Group Limited.

BVI Company. CL Workshop Group Limited is a company with limited liability incorporated under the BVI Act. The BVI Act distinguishes between ordinary resident companies and companies incorporated as exempted companies. CL Workshop Group Limited is incorporated in the BVI because of certain benefits associated with being a BVI company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services.

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of CL Workshop Group Limited (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The BVI Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the BVI Act and the current Companies Act of England. In addition, the BVI Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the BVI Act applicable to CL Workshop Group Limited and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The BVI Act permits mergers and consolidations between BVI companies and between BVI companies and non-BVI companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by a resolution of members. The written plan of merger or consolidation must be filed with the Registrar of Corporate Affairs of the BVI. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures. A shareholder may dissent from a merger or consolidation and is entitled to payment of the fair value of his shares upon dissenting, provided the dissenting shareholder complies strictly with the procedures set out in the BVI Act.

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A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved, in the case of a shareholder scheme, by seventy-five percent in value of the shareholders or class of shareholders, as the case may be, with whom the arrangement is to be made and, in the case of a creditor scheme, a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of not less than 90% in value of the shares affected within four months after the making of the offer, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

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Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the BVI, the BVI courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Second Amended and Restated Memorandum and Articles of Association provide that CL Workshop Group Limited shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who: (i) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or (ii) is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise. These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, CL Workshop Group Limited has entered into indemnification agreements with the directors and executive officers that provide such persons with additional indemnification beyond that provided in the Second Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of BVI law, a director of a BVI company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act honestly, in good faith and with a view to the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a BVI company owes to the company a duty to act with skill and care. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him.

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Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. BVI law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a meeting of members; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholders. CL Workshop Group Limited’s Second Amended and Restated Memorandum and Articles of Association permit shareholders to act by written consent.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The BVI law and CL Workshop Group Limited’s Second Amended and Restated Memorandum and Articles of Association allow shareholders holding not less than 30% of the voting rights in respect of the matter for which the meeting is requested to requisition a meeting of members. CL Workshop Group Limited is not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the BVI but the Second Amended and Restated Memorandum and Articles of Association do not provide for cumulative voting. As a result, the shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under CL Workshop Group Limited’s Second Amended and Restated Memorandum and Articles of Association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by a resolution of members passed at a meeting of members called for the purpose of removing the director or for purposes including the removal of the director or by written resolution passed by at least 75 percent of the members of CL Workshop Group Limited entitled to vote; or by a resolution of directors.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

BVI law has no comparable statute. As a result, CL Workshop Group Limited cannot avail itself of the types of protections afforded by the Delaware business combination statute. However, although BVI law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

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Under BVI law and the Second Amended and Restated Memorandum and Articles of Association, CL Workshop Group Limited may be dissolved, liquidated or wound up by a special resolution of the shareholders, or by an order of the courts of the BVI.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under CL Workshop Group Limited’s Second Amended and Restated Memorandum and Articles of Association, if its share capital is divided into more than one class of shares, the rights attached to any such class may only be materially and adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under BVI law, CL Workshop Group Limited’s Second Amended and Restated Memorandum and Articles of Association may only be amended with a special resolution of its shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by CL Workshop Group Limited’s Second Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on its shares. In addition, there are no provisions in CL Workshop Group Limited’s Second Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

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Listing

The ADSs are listed on the Nasdaq Capital Market under the symbol “NWGL.”

Transfer Agent and Registrar

The depositary for the ADSs is The Bank of New York Mellon. The agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

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DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other forms of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Class A Ordinary Shares or Class B Ordinary Shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

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●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares, and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

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DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

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●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus, is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

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Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement, and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

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TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2025 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$27,620
FINRA fees		$30,500
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and postage expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

For the two years immediately preceding the date of this prospectus, we have not entered into any material contracts other than in the ordinary course of business and other than those described in the 2025 Annual Report or filed (or incorporated by reference) as exhibits to this registration statement or otherwise described or referenced in this prospectus.

MATERIAL CHANGES

Except as otherwise described in the 2025 Annual Report, in our reports of foreign private issuer on Form 6-K filed or furnished under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2025.

LEGAL MATTERS

We are being represented by McLaughlin & Stern, LLP with respect to certain legal matters as to United States federal securities law. The validity of the securities offered in this offering and certain other legal matters as to BVI law will be passed upon for us by Ogier, our counsel as to BVI law. Legal matters as to PRC law will be passed upon for us by Guangdong Jishi Furen Law Firm. Legal matters as to Peru law will be passed upon for us by Lau-Tám Abogados. Legal matters as to French law will be passed upon for us by Géry Demard Lin & Associés. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements as of and for each of the years ended December 31, 2025 and 2024 incorporated by reference in this prospectus have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of WWC, P.C. is 2010 Pioneer Court, San Mateo, CA 94403.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

1.	our annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 27, 2026;

2.	our current reports on Form 6-K, furnished to the SEC on May 8, 2026 and July 14, 2026;

3.	the description of our Ordinary Shares contained in our registration statement on Form 8-A (Registration No. 001-41796), filed with the Securities and Exchange Commission on September 11, 2023, and any amendment or report filed for the purpose of updating such description;

4.	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

5.	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

The 2025 Annual Report contains a description of our business and audited consolidated financial statements with reports by our independent auditors. These statements were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

CL WORKSHOP GROUP LIMITED

Avenida da Amizade no. 1287

Chong Fok Centro Comercial, 13 E

Macau S.A.R

(+853) 2855-3594

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

British Virgin Islands

Ogier, our counsel to the laws of the BVI have advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our Directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the BVI against us or our Directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Ogier that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws would not be enforceable in the BVI. We have also been advised by Ogier that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation. Furthermore, it is uncertain that BVI courts would: (1) recognize or enforce judgments of U.S. courts obtained in actions against us or our Directors or officers predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) entertain original actions brought against us or other persons predicated upon the Securities Act.

Peru

As advised by our Peruvian counsel, Lau-Tám Abogados, there is uncertainty as to whether Peruvian courts would (i) recognize or enforce judgments of U.S. courts obtained against us or our Directors or officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S. or (ii) entertain original actions brought in Peru against us or our Directors or officers predicated upon the securities laws of the United States or any state in the U.S.

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There is no international treaty between U.S. and Peru regarding recognition and enforcement of judgments in civil or commercial matters. A judgment of a court in the U.S. may be enforced in Peru by bringing an action in a Peruvian court against natural or legal persons, upon completion of the exequatur procedure, pursuant to the Peruvian Civil Code and the Peruvian Code of Civil Procedure.

The exequatur procedure is not a review of the merits of the judgment, and has the following requirements: (i) the foreign judgment has not ruled on matters of exclusive Peruvian jurisdiction (regarding actions of patrimonial content, Peruvian courts only have exclusive jurisdiction over property rights of land or premises located in Peru and damages claims deriving from crimes or misdemeanors); (ii) the foreign court had jurisdiction over the claim according to private international law rules and principles of international procedural jurisdiction; (iii) the defendant has been (a) duly notified of the claim in accordance with the applicable procedural law, (b) granted a reasonable term to appear before the foreign court and (c) granted a due process; (iv) the foreign judgment is res judicata according to the applicable procedural law; (v) there is not a pending judgment before Peruvian courts between the same parties on the same claim, commenced prior to the lawsuit that originated the foreign judgment which recognition and enforcement is sought; (vi) the foreign judgment is not incompatible with other foreign judgment which (a) meets the requirements for recognition and enforcement under Peruvian law and (b) has been previously rendered; (vii) the judgment is not contrary to the public policy and morality; (viii) there is reciprocity (meaning that the courts of the country where the foreign judgment has been rendered also recognizes and enforces Peruvian judgments).

According to the Peruvian Code of Civil Procedure (a) reciprocity is presumed and (b) there is no reciprocity if the courts of the country where the foreign judgment has been rendered does not recognizes nor enforces Peruvian judgments and such courts review the merits of Peruvian judgments.

Peruvian courts may apply foreign law when such law is applicable according to the conflict of laws rules and such law is not contrary to international public policy.

Peru is a party to the 1958 United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards and the 1975 Inter-American Convention on International Commercial Arbitration. Accordingly, an arbitral award rendered in the U.S. may be recognized and enforced in Peru.

France

Géry Demard Lin & Associés (hereinafter “GDL”, formerly Bochamps), our counsel to the laws of France have advised us that there is uncertainty as to whether the courts of France would (i) recognize or enforce judgments of United States courts obtained against us or our Directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in France against us or our Directors or officers predicated upon the securities law of the United States or any state in the United States it being specified however that the French judge may apply a foreign law without use for a specific procedure.

We have been advised by GDL that the recognition and enforcement on French soil of judgments of courts of the United States against natural and/or legal persons is subject to the completion of the so-called exequatur procedure. This procedure is governed solely by French law insofar as no bilateral treaty has been concluded between France and the United States allowing the direct recognition and enforcement, in whole or in part, of a judgment rendered in civil or commercial matters in either jurisdiction.

The exequatur procedure, which is not intended to re-examine the merits of the case, is conditional on (a.) the French court being properly seized according to the applicable territoriality rules (b.) by a party having standing to bring such proceeding (c.) subject to the enforceability of the foreign judgment - it being specified that the impossibility of enforcing the judgment in the State of origin has no consequence on the initiation of the said proceedings - (d.) and the absence of a contrary judgment which has the force of res judicata in France. We have also been advised that the French judge seized of an application for exequatur must ensure, according to established case law, that three cumulative conditions are met and thus verify (i) the indirect jurisdiction of the foreign judge based on the connection of the dispute to the court seized, (ii) the conformity of the judgment with international public policy in terms of both substance and procedure, and finally (iii) the lack of fraud. Thus, there is a judicial hazard regarding the recognition and enforcement on French territory of a U.S. judgment which will require a case-by-case assessment by the French Courts.

We have been informed that the French judge may, without difficulty, apply a foreign law provided that the said law is applicable by virtue of the conflict of laws rules and is not contrary to the French international public policy.

PRC

As advised by our PRC counsel, Guangdong Jishi Furen Law Firm, the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocal arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our Directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

CL Workshop Group Limited’s Second Amended and Restated Memorandum and Articles of Association provide that CL Workshop Group Limited may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who: (i) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or (ii) is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise. These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

In addition, CL Workshop Group Limited has agreed to indemnify its directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
4.1	Specimen American Depositary Receipt (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form F-1 (Registration No. 333-271425) filed with the Securities and Exchange Commission on August 4, 2023)
4.2*	Form of Debt Security
4.3*	Form of Warrant Agreement and Warrant Certificate
4.4*	Form of Unit Agreement and Unit Certificate
4.5**	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.6**	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
5.1**	Opinion of Ogier as to the legality of the securities being registered
23.1**	Consent of WWC, P.C., an independent registered public accounting firm
23.2**	Consent of Ogier (included in Exhibit 5.1)
23.3**	Consent of Guangdong Jishi Furen Law Firm
23.4**	Consent of Géry Demard Lin & Associés
23.5**	Consent of Lau-Tám Abogados
24.1**	Powers of Attorney (included on signature page)
25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture
25.2***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture
107**	Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.
***	To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939

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Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

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(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Macau S.A.R., on July 17, 2026.

CL WORKSHOP GROUP LIMITED

By:	/s/ Liying WANG
Name:	Liying WANG
Title:	Director and Chief Executive Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints Liying WANG as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the U.S. Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-3 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Liying Wang	Director and Chief Executive Officer	July 17, 2026
Name: Liying Wang	(Principal Executive Officer)

/s/ Hong Wang	Director and Chief Financial Officer	July 17, 2026
Name: Hong Wang	(Principal Financial and Accounting Officer)

/s/ Heung Ming Henry Wong	Director	July 17, 2026
Heung Ming Henry Wong

/s/ Kin Shing Charles Lau	Director	July 17, 2026
Kin Shing Charles Lau

/s/ Mu Xu	Director	July 17, 2026
Mu Xu

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of CL WORKSHOP GROUP LIMITED, has signed this registration statement thereto in New York, NY on July 17, 2026.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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